Exhibit 10.1

Execution Version

AMENDMENT TO PROMISSORY NOTE

This AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is made and entered into as of July 7, 2023, by and between FAST Acquisition Corp. II, a Delaware corporation (“Maker”), and Infinite Acquisitions LLLP (“Payee”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Promissory Note (as defined below).

RECITALS

WHEREAS, Maker previously executed and delivered a Promissory Note dated as of January 31, 2023 for the benefit of Payee in the original Principal Amount of Two Million Dollars ($2,000,000) (the “Promissory Note”);

WHEREAS, prior to the date of this Amendment, Payee has advanced to Maker One Million and Five Hundred Thousand Dollars ($1,500,000) pursuant to Drawdown Requests made under Section 4(b) of the Promissory Note (such amount, the “Funded Portion”), and Maker may make further Drawdown Requests pursuant to the terms and conditions of the Promissory Note up to the unpaid principal balance thereunder;

WHEREAS, Maker has requested that Payee increase the Principal Amount of the Promissory Note from Two Million Dollars ($2,000,000) to Two Million and Two Hundred Fifty Thousand Dollars ($2,250,000) (the “Principal Increase”); and

WHEREAS, Payee has agreed, subject to the terms, conditions and understandings expressed in this Amendment, to grant the Principal Increase.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Maker and Payee agree as follows:

1.	Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.	Principal Increase. The Principal Amount of the Promissory Note is hereby increased to Two Million and Two Hundred Fifty Thousand Dollars ($2,250,000), and all references to the Principal Amount or contained in the Promissory Note shall be deemed to refer to the Principal Amount as amended by this Amendment, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

3.	Section 4(b). Section 4(b) is hereby amended and restated in its entirety to read as follows:

“Payee agrees to fund up to the principal balance of this Note, upon receipt of requests from the Maker (each, a “Drawdown Request”) for the amounts set forth in each such Drawdown Request for the sole purpose of paying SPAC Extension Expenses, and Payee shall fund each Drawdown Request in accordance with the wiring instructions attached here to as Exhibit A no later than the second business day after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is Two Million and Two Hundred Fifty Thousand Dollars ($2,250,000). Each Drawdown Request must not be an amount less than Fifty Thousand Dollars ($50,000) unless otherwise acceptable to Payee. Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.”

4.	Use of Proceeds. The remaining Principal Amount (as such amount is modified by this Amendment) that may be funded to Maker pursuant to the Promissory Note, above the Funded Portion, shall exclusively be used by Maker to fund the additional deposit(s) for the Trust Account, as such term is defined in that certain Amended and Restated Agreement and Plan of Merger, dated as of January 31, 2023 (as amended, restated or supplemented from time to time).

5.	No Further Amendment. Except as expressly amended and modified by this Amendment, the Promissory Note is and shall continue to be in full force and effect in accordance with the terms thereof.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

7.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

8.	Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

FAST ACQUISITION CORP. II

By:	/s/ Garrett Schreiber
Name:	Garrett Schreiber
Title:	CFO

[Signature Page to Amendment No. 1 to Promissory Note]

INFINITE ACQUISITIONS LLLP

By: Erudite Cria, Inc.

By:	/s/ Lucas Demerau
Name:	Lucas Demerau
Title:	Chairman

[Signature Page to Amendment No. 1 to Promissory Note]

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